UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2012

CALPINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 1000, Houston, Texas 77002
(Addresses of principal executive offices and zip codes)

Registrant's telephone number, including area code: (713) 830-2000

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.07 — SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
SIGNATURES

ITEM 5.07 —SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a) The annual meeting of Calpine Corporation's (the “Company”) shareholders was held on May 15, 2012. There were 482,805,609 shares of common stock entitled to be voted, and 437,573,308 shares present in person or represented by proxy. Three items of business were acted upon by shareholders at the annual meeting: (1) the election of nine directors nominated by the Board to serve until the 2013 annual meeting of shareholders and until their successors are elected and qualified, (2) ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012, and (3) approval, on an advisory basis, of named executive officer compensation.

(b) The shareholders elected all of the Company's nominees for director; ratified the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012; and approved, on an advisory basis, named executive officer compensation.

The voting results are as follows:

Proposal 1 - Election of Directors

	Number of	Number of Votes	Broker
Names	Votes For	Withheld	Non-Votes
Frank Cassidy	422,820,594	1,474,050	13,278,664
Jack A. Fusco	423,892,338	402,306	13,278,664
Robert C. Hinckley	423,340,109	954,535	13,278,664
David C. Merritt	423,911,057	383,587	13,278,664
W. Benjamin Moreland	423,914,916	379,728	13,278,664
Robert A. Mosbacher, Jr.	422,783,092	1,511,552	13,278,664
William E. Oberndorf	422,780,860	1,513,784	13,278,664
Denise M. O'Leary	422,325,405	1,969,239	13,278,664
J. Stuart Ryan	423,374,152	920,492	13,278,664

Proposal 2 - To Ratify the Selection of PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for the Year Ending December 31, 2012

For	436,742,975
Against	744,424
Abstentions	85,909
Broker Non-Votes	—

Proposal 3 - To Approve, on an Advisory Basis, Named Executive Officer Compensation

For	420,425,413
Against	3,650,937
Abstentions	218,294
Broker Non-Votes	13,278,664

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ ZAMIR RAUF
Zamir Rauf
Executive Vice President and
Chief Financial Officer

Date: May 15, 2012

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